UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2021

NATIONAL HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

200 Vesey Street, 25th Floor, New York, NY 10281

(Address of principal executive offices)

(212) 417-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	NHLD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 10, 2021, National Holdings Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with B. Riley Financial, Inc., a Delaware corporation (“Parent”), and B. Riley Principal Merger Corp. III, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent through a cash tender offer (the “Offer”) by Merger Sub for all of the Company’s outstanding shares of common stock (“Common Stock”), other than the shares of Common Stock owned by Parent and its subsidiaries, for $3.25 per share of Common Stock in cash, without interest (the “Offer Price”). Following the consummation of the Offer, subject to the absence of injunctions or other legal restraints preventing the consummation of the Merger (as defined below), Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer. Parent and its subsidiaries currently own approximately 45% of the issued and outstanding shares of Common Stock.

The board of directors of the Company (the “Company Board”) delegated to a special committee (the “Special Committee”) the responsibility and authority to review, evaluate, negotiate and recommend or not recommend to the Company Board a potential strategic transaction involving the Company. The Special Committee recommended to the Company Board the approval, execution, delivery and performance by the Company of the Merger Agreement. The Company Board, acting on the recommendation of the Special Committee, approved the execution, delivery and performance by the Company of the Merger Agreement, approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in the Merger Agreement and resolved to recommend that the stockholders of the Company (other than Parent and its subsidiaries) tender their shares of Common Stock to Merger Sub pursuant to the Offer. Under the Merger Agreement, Merger Sub is required to commence the Offer as promptly as reasonably practicable.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to customary closing conditions, including: (a) that the number of shares of Common Stock validly tendered and not validly withdrawn represent at least a majority of the shares of Common Stock then outstanding that are not shares held by Parent, any of its Subsidiaries, any directors or executive officers of Parent or by certain members of management of the Company who have entered into employment agreements with Parent; (b) the absence of any order of a governmental authority having jurisdiction over any party, applicable law or other legal restraint, injunction or prohibition which has the effect of prohibiting the consummation of the Offer or making the Offer or the Merger illegal or that requires any sale, divestiture, license or other disposition by Parent or Merger Sub of any assets, properties or businesses; (c) the absence, since the date of the Merger Agreement, of any material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; (d) compliance by the Company with its covenants under the Merger Agreement; (e) the accuracy of representations and warranties made by the Company in the Merger Agreement; (f) the Termination Agreement (as defined below) remaining in full force and effect and the Company having taken no steps to terminate the Termination Agreement; (g) if required, the approval of the Financial Industry Regulatory Authority; and (h) other customary conditions. The obligations of Parent and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger, by virtue of the Merger and without any action on the part of the holders, (i) each share of Common Stock, other than any shares owned by Parent, Merger Sub or the Company, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price, in cash, without interest, (ii) each outstanding time-based restricted stock unit, whether vested or unvested, with respect to shares of Common Stock (each, a “Company RSU”) and each outstanding performance-based restricted stock unit, whether vested or unvested, with respect to shares of Common Stock (each, a “Company PSU”) shall be converted into the right to receive an amount of cash equal to the full number of shares of Common Stock underlying such Company RSUs or Company PSUs multiplied by the Offer Price, and (iii) each outstanding stock option, whether vested or unvested, with respect to shares of Common Stock (each, a “Company Stock Option”) shall be converted into the right to receive an amount of cash equal to the number of shares of Common Stock underlying such Company Stock Options multiplied by the excess, if any, of the Offer Price over the Company Stock Option’s exercise price. For the avoidance of doubt, any Company Stock Option with an exercise price greater than or equal to the Offer Price shall be cancelled for no consideration.

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and Parent and Merger Sub, on the other hand. It also contains customary covenants, including covenants providing for the Company to (i) cause each of the Company and its subsidiaries to conduct its business in the ordinary course consistent in all material respects with past practice; (ii) use commercially reasonable efforts to preserve intact the material aspects of its business organizations and relationships with third parties and to keep available the services of the officers and key employees of the Company and its subsidiaries; (iii) not take specified actions or engage in specified types of transactions during the period between the date of the Merger Agreement and the effective time of the Merger; and (iv) not solicit proposals or, subject to certain exceptions, engage in discussions relating to alternative acquisition proposals or change the recommendation of the Company Board to the Company’s stockholders regarding the Merger Agreement.

The Merger Agreement contains customary termination rights for both Parent and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Merger on or before May 11, 2021 (the “End Date”). If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal), the Company will be required to pay Parent a termination fee equal to the dollar value of 3.25% of the equity value of the shares of Common Stock that are not held by Parent, any of its subsidiaries or any directors or executive officers of Parent based on the Offer Price.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Termination Agreement

Concurrently with the execution of the Merger Agreement, Parent and the Company entered into an agreement (the “Termination Agreement”) pursuant to which (i) the Company waived the standstill obligations of BRF pursuant to the Agreement, dated November 14, 2018, between the Company and Parent (the “Standstill Agreement”) and (ii) the Standstill Agreement will terminate, effective upon the consummation of the Merger.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 regarding the Termination Agreement is hereby incorporated by reference into this Item 1.02.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2021, the Company entered into new employment agreements with each of its named executive officers, effective as of, and contingent upon, the closing of the Merger. If the new agreements become effective, the terms for the named executive officers will be as follows:

Under the terms of the amended and restated employment agreement with Michael Mullen, the Company’s chief executive officer (the “Mullen Agreement”), Mr. Mullen’s base salary would increase prospectively from $360,000 to $450,000. The Mullen Agreement leaves in place his independent contractor agreements with National Securities Corporation, a subsidiary of the Company.

Under the terms of the amended and restated employment agreement with Glenn Worman, the Company’s president and chief financial officer (the “Worman Agreement”), Mr. Worman’s base salary would increase prospectively from $300,000 to $375,000.

Under the terms of the amended and restated employment agreement with John DeSena, the Company’s chief operating office and corporate secretary (the “DeSena Agreement” and together with the Mullen Agreement and the Worman Agreement, the “Employment Agreements”), Mr. DeSena’s base salary would increase prospectively from $250,000 to $325,000.

Under their respective Employment Agreements, each of Mr. Mullen, Mr. Worman, and Mr. DeSena would be eligible to earn an annual cash bonus, with a target equal to 100% of base salary and a maximum payout of 200% of base salary, based on individual and/or Company performance and determined in the same manner used for executives of Parent. They would be eligible for equity-based awards under Parent’s long-term incentive plans on terms and conditions comparable to the terms and conditions provided to senior executives of Parent. For fiscal year 2021, they would also participate with other senior executives and key leaders at the Company in a bonus pool based on free cash flow generated with respect to the Company’s operations, with allocations to the participants determined by Mr. Mullen, subject to the review and approval of the Company Board.

Under each of the respective Employment Agreements, if such executive’s employment ends for any reason, the Company must pay to him his base salary through the date of his termination, a prorated target bonus with respect to the year employment ends (or, if no target has been set, the target bonus for the prior year, with this prorated target bonus not payable on terminations for Cause (as defined in the Employment Agreements) or resignations without Good Reason (as defined in the Employment Agreements) after December 31, 2021), as well as vacation cashouts and reasonable expense reimbursement.

If Messrs. Mullen, Worman, or DeSena is terminated without Cause, resigns for Good Reason, leaves employment as a result of Disability (as each of those terms is defined in the Employment Agreements) or dies, he or his estate will also, contingent upon the execution and delivery of a release of claims, receive a lump sum severance payment equal to the sum of his base salary and the target bonus for the current year (or prior year if no target has been set) (with the payment to Mr. Worman being twice the sum of base salary and the target bonus component if the termination or resignation occurs within a year after the closing of the Merger) and, if not already payable, a prorated target bonus with respect to the year employment ends (or, if no target has been set, the target bonus for the prior year). He will also be eligible for the Company to reimburse him for COBRA continuation coverage premiums he incurs for 12 months (or if earlier, until he becomes eligible to receive substantially similar coverage) based on the level of premiums paid for active employees.

The foregoing description of each of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Employment Agreements, copies of which are filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto and are incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2021, the Board adopted an Amendment (the “By-law Amendment”) to the Company’s Amended and Restated By-laws, as amended (the “Amended and Restated By-laws”). The By-law Amendment, which was effective upon adoption by the Board, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware.

The foregoing description of the By-law Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the By-law Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01     Other Events.

Press Release

On January 11, 2021, the Company and Parent jointly issued a press release announcing their entry into the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the business of Parent or the Company that are not descriptions of historical facts are “forward-looking statements” that are based on Parent’s and the Company’s management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, the business, operating results, financial condition and stock price of Parent or the Company could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this Current Report on Form 8-K. Such forward looking statements include, but are not limited to, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition in the anticipated timeframe or at all, including uncertainties as to how many of the Company’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; disruption from the transaction making it more difficult to maintain business and operational relationships; risks that anticipated synergies will not be realized or may be delayed; the magnitude of transaction costs; statements regarding Parent’s and the Company’s anticipated results of operations for 2021, as well as statements regarding Parent’s and the Company’s excitement and the expected growth of Parent’s business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic, and the other risks described from time to time in Parent’s periodic filings with the SEC, including, without limitation, the risks described in Parent’s Annual Report on Form 10-K for the year ended September 30, 2020 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. Although Parent’s and the Company’s forward-looking statements reflect the good faith judgment of their respective managements, these statements are based only on facts and factors currently known by Parent and the Company. All information is current as of the date of this Current Report on Form 8-K, and neither Parent nor the Company undertakes any duty to update this information, except as required by law.

No Offer or Solicitation

The tender offer referred to in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Parent and the Company will file with the Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy shares of Common Stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Parent will file a tender offer statement on Schedule TO, the Company will file a solicitation/recommendation statement on Schedule 14D-9 and a transaction statement satisfying the requirements of Schedule 13E-3 will be filed jointly by Parent and the Company with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available free of charge at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Parent or the Company, as applicable. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s investor relations website at ir.brileyfin.com or by contacting Parent’s investor relations at ir@brileyfin.com. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s investor relations website at www.yournational.com/investor-relations or by contacting the Company’s investor relations at ir@yournational.com.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by Parent, as well as the solicitation/recommendation statement to be filed by the Company, Parent and the Company will also file quarterly and current reports with the SEC. Parent’s and the Company’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index below.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated January 10, 2021, by and among Parent, Merger Sub and the Company
3.1	Amendment to Amended and Restated By-laws of the Company, dated January 10, 2021
10.1	Termination Agreement, dated January 10, 2021, by and among Parent and the Company
10.2	Employment Agreement, dated January 10, 2021, by and among the Company and Michael A. Mullen
10.3	Employment Agreement, dated January 10, 2021, by and among the Company and Glenn C. Worman
10.4	Employment Agreement, dated January 10, 2021, by and among the Company and John C. DeSena
99.1	Press Release, dated January 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

Date: January 11, 2021	By:	/s/ Michael A. Mullen
Michael A. Mullen
Chief Executive Officer